Exhibit 10.7

JAZZ PHARMACEUTICALS PLC
NON-EMPLOYEE DIRECTOR COMPENSATION POLICY
Non-employee members of the board of directors (the “Board”) of Jazz Pharmaceuticals plc (the “Company”) shall be eligible to receive cash and equity compensation as set forth in this Non-Employee Director Compensation Policy (this “Policy”). The cash compensation and equity grants described in this Policy shall be paid or be made, as applicable, automatically and without further action of the Board, to each member of the Board who is not an employee of the Company or any parent or subsidiary of the Company (each, a “Non-Employee Director”) who may be eligible to receive such cash compensation or equity grants, unless such Non-Employee Director declines the receipt of such cash compensation or equity grants by written notice to the Company. This Policy shall remain in effect until it is revised or rescinded by further action of the Board.
1.     Cash Compensation.
(a)    Subject to Section 1(b) below, each Non-Employee Director shall be eligible to receive an annual retainer of $60,000 for service on the Board. In addition, a Non-Employee Director serving as:

i.	lead independent director of the Board shall be eligible to receive an additional annual retainer of $50,000 for such service;

ii.	chairperson of the Audit Committee shall be eligible to receive an additional annual retainer of $25,000 for such service;

iii.	members (other than the chairperson) of the Audit Committee shall be eligible to receive an additional annual retainer of $15,000 for such service;

iv.	chairperson of the Compensation Committee shall be eligible to receive an additional annual retainer of $22,500 for such service;

v.	members (other than the chairperson) of the Compensation Committee shall be eligible to receive an additional annual retainer of $12,500 for such service;

vi.	chairperson of the Nominating and Corporate Governance Committee shall be eligible to receive an additional annual retainer of $20,000 for such service;

vii.	members (other than the chairperson) of the Nominating and Corporate Governance Committee shall be eligible to receive an additional annual retainer of $10,000 for such service;

viii.	chairperson of the Transaction Committee shall be eligible to receive an additional annual retainer of $22,500 for such service; and

ix.	members (other than the chairperson) of the Transaction Committee shall be eligible to receive an additional annual retainer of $12,500 for such service.
The annual retainers shall be paid in four equal quarterly installments, earned upon the completion of service in each calendar quarter.
(b)    Each person who is elected or appointed to be a Non-Employee Director or who is appointed to serve as lead independent director or a member or chairperson of one of the Committees described above, in each case other than on the first day of a calendar quarter, shall be eligible to receive a pro rata amount of the annual retainers described above with respect to the calendar quarter in which such person becomes a Non-Employee Director, lead independent director or a member or chairperson of one of the Committees, as applicable, which pro rata amount reflects a reduction for each day during the calendar quarter prior to the date of such election or appointment.
(c)     Each Non-Employee Director will be entitled to reimbursement from the Company for his or her reasonable travel (including airfare and ground transportation), lodging and meal expenses incidental to meetings of the Board or committees thereof. If any Reimbursement Payment is subject to tax imposed by the Irish Revenue Commissioners (“Revenue”), each Non-Employee Director will be entitled to a payment, up to an amount (“Gross-Up Payment”) such that after the deduction of all taxes (including, without limitation, any income taxes calculated at the rate applicable to each Non-Employee Director for the year in which the expenses were incurred) on the Gross-Up Payment, the Non-Employee Director will retain an amount equal to the full Reimbursement Payment. All taxes due will be paid by the Company to Revenue.
2.     Equity Compensation. The stock options and restricted stock unit (“RSU”) awards described below shall be granted under and shall be subject to the terms and provisions of the Company’s Amended and Restated 2007 Non-Employee Directors Stock Award Plan (the “NEDSAP”), provided that the NEDSAP is approved by the Company’s shareholders at the Company’s 2016 annual general meeting of shareholders, unless the Board determines that such stock options or RSU awards shall be granted under and subject to the terms and provisions of the Company’s 2007 Equity Incentive Plan (the “2007 Plan”).
(a)     Initial Grants. A person who is elected or appointed to be a Non-Employee Director for the first time on or following 5 May 2016 automatically shall be granted a nonstatutory stock option to purchase 5,695 ordinary shares of the Company (an “Initial Option Grant”) and an RSU award for 2,280 RSUs (an “Initial RSU Grant”) on the second trading day following the filing date of the Company’s next quarterly or annual report filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that occurs after the date of such initial election or appointment. The Initial Option Grant and Initial RSU Grant shall collectively be referred to as an “Initial Grant.”
(b)     Continuing Grants. Subject to Section 2(c) below, a person who is a Non-Employee Director on or following 5 May 2016 automatically shall be granted a nonstatutory stock option to purchase 3,415 ordinary shares of the Company (a “Continuing Option Grant”) and an RSU award for 1,365 RSUs (a “Continuing RSU Grant”) on the second trading day following the filing date of the Company’s next quarterly or annual report filed under the Exchange Act that occurs after the date of each annual general meeting of the Company’s shareholders. The Continuing Option Grant and Continuing RSU Grant shall collectively be referred to as a “Continuing Grant.” Notwithstanding the foregoing, each person who is elected or appointed to be a Non-Employee Director for the first time at an annual general meeting of the Company’s shareholders shall not be granted a Continuing Grant with respect to such meeting.
(c)     Continuing Grants for Certain New Non-Employee Directors. If a person is elected or appointed to be a Non-Employee Director for the first time other than at an annual general meeting of the Company’s shareholders, such Non-Employee Director automatically shall be granted a Continuing Grant with respect to the next annual general meeting in accordance with Section 2(b) above, provided that the date of such initial election or appointment is not less than four calendar months prior to the date of the next annual general meeting. If the date of such initial election or appointment is less than four calendar months prior to the date of the next annual general meeting, such Non-Employee Director shall not be granted a Continuing Grant under Section 2(b) above with respect to such next annual general meeting.
(d)     Terms of Options Granted to Non-Employee Directors.
(i)    Terms and Conditions. The terms and conditions applicable to each Initial Option Grant and Continuing Option Grant granted to Non-Employee Directors pursuant to this Policy shall be subject to the terms and conditions in the forms of stock option notice of grant and option award agreement previously approved by the Board or the Compensation Committee and the NEDSAP or the 2007 Plan, in each case, as applicable.
(ii)     Vesting.
(a)    Each Initial Option Grant granted to a Non-Employee Director shall vest and become exercisable as to 1/3 of the shares subject to such option on the first anniversary of the date such Non-Employee Director is first elected or appointed to the Board (the “Initial Grant Vesting Commencement Date”) and as to the remainder of the shares, in 24 equal monthly installments thereafter, subject to the Non-Employee Director’s Continuous Service (as defined in the NEDSAP or the 2007 Plan, as applicable) through such dates.
(b)    Each Continuing Option Grant granted to a Non-Employee Director shall vest and become exercisable in 12 equal monthly installments of 1/12 of the shares subject to such option on the first day of each calendar month following the date of the annual general meeting of the Company’s shareholders in such year (the “Continuing Grant Vesting Commencement Date”), subject to the Non-Employee Director’s Continuous Service (as defined in the NEDSAP or the 2007 Plan, as applicable) through such dates.
(c)    Notwithstanding the vesting provisions in clauses (a) and (b) hereof, if a Non-Employee Director does not stand for reelection at an annual general meeting of the Company’s shareholders in the year in which his or her term expires or otherwise resigns effective at an annual general meeting of the Company’s shareholders and, in either case, the Non-Employee Director’s Continuous Service terminates at such annual general meeting, then effective as of the date of such annual general meeting:
(1)    the unvested portion, if any, of an Initial Option Grant granted to such Non-Employee Director shall become vested and exercisable with respect to the portion of the Initial Option Grant that would have vested through the anniversary of the Initial Grant Vesting Commencement Date in the year of such annual general meeting; and
(2)    the unvested portion, if any, of a Continuing Option Grant granted to such Non-Employee Director shall become vested and exercisable in full.
(e)     Terms of RSUs Granted to Non-Employee Directors.
(i)     Terms and Conditions. The terms and conditions applicable to each Initial RSU Grant and Continuing RSU Grant granted to Non-Employee Directors pursuant to this Policy shall be subject to the terms and conditions in the forms of RSU notice of grant and RSU award agreement previously approved by the Board or the Compensation Committee and the NEDSAP or the 2007 Plan, in each case, as applicable.
(ii)     Vesting.
(a)    Each Initial RSU Grant granted to a Non-Employee Director shall vest in three equal annual installments on each of the first three anniversaries of the Initial Grant Vesting Commencement Date, subject to the Non-Employee Director’s Continuous Service (as defined in the NEDSAP or the 2007 Plan, as applicable) through such dates.
(b)    Each Continuing RSU Grant granted to a Non-Employee Director shall vest in full on the first anniversary of the Continuing Grant Vesting Commencement Date, subject to the Non-Employee Director’s Continuous Service (as defined in the NEDSAP or the 2007 Plan, as applicable) through such date.
(c)    Notwithstanding the vesting provisions in clauses (a) and (b) hereof, if a Non-Employee Director does not stand for reelection at an annual general meeting of the Company’s shareholders in the year in which his or her term expires or otherwise resigns effective at an annual general meeting of the Company’s shareholders and, in either case, the Non-Employee Director’s Continuous Service terminates at such annual general meeting, then effective as of the date of such annual general meeting:
(1)    the unvested portion, if any, of an Initial RSU Grant granted to such Non-Employee Director shall become vested with respect to the portion of the Initial RSU Grant that would have vested on the anniversary of the Initial Grant Vesting Commencement Date in the year of such annual general meeting; and

(2)    the unvested portion, if any, of a Continuing RSU Grant granted to such Non-Employee Director shall become vested in full.

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Adopted by the Board of Directors of Jazz Pharmaceuticals plc on 2 May 2013.
Amended and restated by the Board of Directors of Jazz Pharmaceuticals plc on 1 August 2013.
Amended and restated by the Board of Directors of Jazz Pharmaceuticals plc on 1 May 2014.
Amended and restated by the Board of Directors of Jazz Pharmaceuticals plc on 30 October 2014.
Amended and restated by the Board of Directors of Jazz Pharmaceuticals plc on 30 April 2015.
Amended and restated by the Board of Directors of Jazz Pharmaceuticals plc on 5 May 2016.

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